EX-99.g.1.b

November 15, 2019

State Street Bank and Trust Company

One Heritage Drive

North Quincy, Massachusetts 02171

Attention:  Clint Garran, Vice President

Re:  Aberdeen Funds — New Series of Shares

Ladies and Gentlemen:

Reference is made to the Amended and Restated Master Custodian Agreement dated as of June 1, 2010 (the “Agreement”), as amended, between each management investment company identified on Appendix A thereto and State Street Bank and Trust Company.

This letter is to provide notice of the change in name of the Aberdeen Global Unconstrained Fixed Income Fund, which is a series of Aberdeen Funds, to the Aberdeen Global Absolute Return Strategies Fund. This name change is expected to occur on November 15, 2019.

The foregoing change is reflected in the attached updated Appendix A to the Agreement.

Kindly indicate your acceptance of the foregoing by executing this letter agreement and returning a copy to Aberdeen Funds.

Sincerely,

EACH ABERDEEN FUND IDENTIFIED ON APPENDIX A HERETO

By:
	Name:	Lucia Sitar
	Title:	Vice President

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:
Name:
Title:

APPENDIX A

TO

MASTER CUSTODIAN AGREEMENT

Effective June 1, 2010

As Amended November 15, 2019

MANAGEMENT INVESTMENT COMPANIES REGISTERED WITH THE SEC AND PORTFOLIOS THEREOF, IF ANY

Aberdeen Funds

Aberdeen Focused U.S. Equity Fund

(formerly Aberdeen Equity Long-Short Fund)

Aberdeen U.S. Small Cap Equity Fund

(formerly Aberdeen Small Cap Fund)

Aberdeen China A Share Equity Fund*

(formerly Aberdeen China Opportunities Fund)

Aberdeen Global Equity Fund

Aberdeen Diversified Alternatives Fund

Aberdeen Dynamic Allocation Fund

Aberdeen Diversified Income Fund

Aberdeen Asia-Pacific (ex-Japan) Equity Fund

Aberdeen Emerging Markets Fund

Aberdeen International Equity Fund

Aberdeen Global Absolute Return Strategies Fund

(formerly, Aberdeen Global Unconstrained Fixed Income Fund)

Aberdeen International Small Cap Fund

(formerly, Aberdeen Global Small Cap Fund)

Aberdeen Intermediate Municipal Income Fund

(formerly Aberdeen Tax-Free Income Fund)

Aberdeen U.S. Multi-Cap Equity Fund

(formerly, Aberdeen U.S. Equity Fund)

Aberdeen Emerging Markets Debt Fund

Aberdeen Japanese Equities Fund

Aberdeen U.S. Mid Cap Equity Fund

Aberdeen Dynamic Dividend Fund

Aberdeen Global Infrastructure Fund

Aberdeen Short Duration High Yield Municipal Fund

(formerly Aberdeen High Yield Managed Duration Municipal Fund)

Aberdeen International Real Estate Equity Fund

Aberdeen Realty Income & Growth Fund

Aberdeen Income Builder Fund

Aberdeen Ultra Short Municipal Income Fund

The India Fund, Inc.

Aberdeen Emerging Markets Equity Fund, Inc. (formerly Aberdeen Chile Fund Inc.)